EXHIBIT 10.1

FIRST AMENDMENT TO TERM LOAN AGREEMENT

THIS FIRST AMENDMENT TO TERM LOAN AGREEMENT (this “Amendment”) is made and entered into as of January 31, 2014, by and between WSI INDUSTRIES, INC., a Minnesota corporation (the “Borrower”) and BMO HARRIS BANK N.A., a national banking association, successor by merger to M&I Marshall & Ilsley Bank (the “Bank”).

RECITALS:

A.     The Borrower and the Bank are parties to a certain Loan Agreement dated as of May 8, 2013 (the “Loan Agreement”). All capitalized terms not otherwise defined herein shall have the meanings given to them in the Loan Agreement.

B.     The Borrower has requested that the Bank amend certain provisions of the Loan Agreement, and the Bank has agreed to do so upon the terms and subject to the conditions set forth in this Amendment.

AGREEMENTS:

NOW, THEREFORE, in consideration of the mutual covenants and agreements hereinafter set forth, and for other good and valuable consideration, the nature, receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

Section 1.     Delivery of Documents. At or prior to the execution of this Amendment, and as a condition precedent to the effectiveness of this Amendment, the Borrower shall have satisfied the following conditions and delivered or caused to be delivered to the Bank the following documents each dated such date and in form and substance satisfactory to the Bank and duly executed by all appropriate parties:

(a)     This Amendment.

(b)     An Acknowledgment of Guarantors, duly executed by each Guarantor.

(c)     A copy of the resolutions of the Board of Directors of the Borrower authorizing the execution, delivery and performance of this Amendment certified as true and accurate by an officer of the Borrower, along with a certificate of such officer which (i) certifies that there has been no amendment to either the Articles of Incorporation or the Bylaws of the Borrower since true and accurate copies of the same were last delivered and certified to the Bank, and that said Articles of Incorporation or the Bylaws remain in full force and effect as of the date of this Amendment, (ii) identifies each officer of the Borrower authorized to execute this Amendment and any other instrument or agreement executed by the Borrower in connection with this Amendment, and (iii) sets forth specimen signatures of each officer of the Borrower referred to above and identifies the office or offices held by such officer.

(d)     The Bank shall have received reimbursement for its legal fees and other expenses as described in Section 9 hereof.

(e)     Such other documents or instruments as the Bank may reasonably require.

Section 2.     Amendment to Loan Agreement. Section 5.8.3 of the Loan Agreement is hereby amended and restated in its entirety to read as follows:

“5.8.3     Quarterly Fixed Charge Coverage Ratio. So long as the Note shall remain unpaid or the Bank shall have any commitment hereunder, Borrower shall maintain a quarterly Fixed Charge Coverage Ratio, tested quarterly as of the end of each fiscal quarter of Borrower (based upon a fiscal year end of the last Sunday in August, and fiscal quarter ends on the last Sunday of each of November, February, May and August) for the most recently-ended four fiscal quarters of Borrower preceding each such testing date, of not less than 1.20 to 1 as of the end of each such testing period, beginning on fiscal quarter ended on the last Sunday of February in 2014, determined in accordance with generally recognized accounting principles consistently applied.

The term “Fixed Charge Coverage Ratio” means the ratio of (a) Borrower’s earnings after taxes, plus interest expense, plus taxes, plus depreciation, plus amortization, plus non-cash stock option expenses, minus unfinanced capital expenditures (but excluding from unfinanced capital expenditures an amount of up to $600,000 contributed by Borrower to Borrower’s 2012-2013 building expansion), minus dividends, minus taxes paid in cash; to (b) scheduled principal and interest payments due on all Debt of the Borrower for such testing period.”

Section 3.     [Intentionally omitted.]

Section 4.     Representations; No Default. The Borrower represents and warrants that: (a) the representations and warranties of the Borrower contained in Article 4 of the Loan Agreement are true and correct on and as of the date hereof, except to the extent that such representations and warranties specifically refer to an earlier date, in which case they shall be true and correct as of such earlier date, (b) the Borrower has the power and legal right and authority to enter into this Amendment and has duly authorized the execution and delivery of this Amendment and other agreements and documents executed and delivered by the Borrower in connection herewith, (c) neither this Amendment nor the agreements contained herein contravene or constitute an Event of Default under the Loan Agreement or a default under any other agreement, instrument or indenture to which the Borrower is a party or a signatory, or any provision of the Borrower’s Articles of Incorporation or Bylaws or, to the best of the Borrower’s knowledge, any other agreement or requirement of law, or result in the imposition of any lien or other encumbrance on any of its property under any agreement binding on or applicable to the Borrower or any of its property except, if any, in favor of the Bank, (d) no consent, approval or authorization of or registration or declaration with any party, including but not limited to any governmental authority, is required in connection with the execution and delivery by the Borrower of this Amendment or other agreements and documents executed and delivered by the Borrower in connection herewith or the performance of obligations of the Borrower herein described, except for those which the Borrower has obtained or provided and as to which the Borrower has delivered certified copies of documents evidencing each such action to the Bank, (e) no events have taken place and no circumstances exist at the date hereof which would give the Borrower grounds to assert a defense, offset or counterclaim to the obligations of the Borrower under the Loan Agreement or any of the other Loan Documents, (f) there are no known claims, causes of action, suits, debts, liens, obligations, liabilities, demands, losses, costs and expenses (including attorneys’ fees) of any kind, character or nature whatsoever, fixed or contingent, which the Borrower may have or claim to have against the Bank, which might arise out of or be connected with any act of commission or omission of the Bank existing or occurring on or prior to the date of this Amendment, including, without limitation, any claims, liabilities or obligations arising with respect to the indebtedness evidenced by the Note, and (g) no Event of Default has occurred and is continuing under the Loan Agreement.

Section 5.     Affirmation, Further References. The Bank and the Borrower each acknowledge and affirm that the Loan Agreement, as hereby amended, are hereby ratified and confirmed in all respects and all terms, conditions and provisions of the Loan Agreement (except as amended by this Amendment) and of each of the other Loan Documents shall remain unmodified and in full force and effect. All references in any document or instrument to the Loan Agreement are hereby amended and shall refer to the Loan Agreement as amended by this Amendment.

Section 6.     Merger and Integration, Superseding Effect. This Amendment, from and after the date hereof, embodies the entire agreement and understanding between the parties hereto and supersedes and has merged into it all prior oral and written agreements on the same subjects by and between the parties hereto with the effect that this Amendment, shall control with respect to the specific subjects hereof and thereof.

Section 7.     Severability. Whenever possible, each provision of this Amendment and any other statement, instrument or transaction contemplated hereby or thereby or relating hereto or thereto shall be interpreted in such manner as to be effective, valid and enforceable under the applicable law of any jurisdiction, but, if any provision of this Amendment or any other statement, instrument or transaction contemplated hereby or thereby or relating hereto or thereto shall be held to be prohibited, invalid or unenforceable under the applicable law, such provision shall be ineffective in such jurisdiction only to the extent of such prohibition, invalidity or unenforceability, without invalidating or rendering unenforceable the remainder of such provision or the remaining provisions of this Amendment or any other statement, instrument or transaction contemplated hereby or thereby or relating hereto or thereto in such jurisdiction, or affecting the effectiveness, validity or enforceability of such provision in any other jurisdiction.

Section 8.     Successors. This Amendment shall be binding upon the Borrower, the Bank and their respective successors and assigns, and shall inure to the benefit of the Borrower, the Bank and to the respective successors and assigns of the Bank.

Section 9.     Costs and Expenses. The Borrower agrees to reimburse the Bank, upon execution of this Amendment, for all reasonable out-of-pocket expenses (including attorneys’ fees and legal expenses of counsel for the Bank) incurred in connection with the Loan Agreement, including in connection with the negotiation, preparation and execution of this Amendment and all other documents negotiated, prepared and executed in connection with this Amendment, and in enforcing the obligations of the Borrower under this Amendment, and to pay and save the Bank harmless from all liability for, any stamp or other taxes which may be payable with respect to the execution or delivery of this Amendment.

Section 10.   Headings. The headings of various sections of this Amendment have been inserted for reference only and shall not be deemed to be a part of this Amendment.

Section 11.   Counterparts; Digital Copies. This Amendment may be executed in several counterparts as deemed necessary or convenient, each of which, when so executed, shall be deemed an original, provided that all such counterparts shall be regarded as one and the same document, and any party to this Amendment may execute any such agreement by executing a counterpart of such agreement. A facsimile or digital copy (pdf) of this signed Amendment shall be deemed to be an original thereof.

Section 12.   Release of Rights and Claims. Borrower, for itself and its successors and assigns, hereby releases, acquits, and forever discharges Bank and its successors and assigns for any and all manner of actions, suits, claims, charges, judgments, levies and executions occurring or arising from the transactions entered into with Bank prior to entering into this Amendment whether known or unknown, liquidated or unliquidated, fixed or contingent, direct or indirect which Borrower may have against Bank.

Section 13.     Governing Law. This Amendment shall be governed by the internal laws of the State of Minnesota, without giving effect to conflict of law principles thereof.

Section 14.     No Waiver.     Nothing contained in this Amendment (or in any other agreement or understanding between the parties) shall constitute a waiver of, or shall otherwise diminish or impair, the Bank’s rights or remedies under the Loan Agreement or any of the other Loan Documents, or under applicable law.

[signature page follows]

EXHIBIT 10.1

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed as of the day and year first above written.

BORROWER:	WSI INDUSTRIES, INC., a Minnesota corporation

	By:	/s/ Paul D. Sheely
Paul D. Sheely, Chief Financial Officer

BANK:	BMO HARRIS BANK N.A., a national banking association

	By:	/s/ Philip P. Krump
Philip P. Krump, Director